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Exhibit 5.1

Porter & Hedges, L.L.P. ATTORNEYS AND COUNSELORS AT LAW 700 LOUISIANA, 35TH FLOOR HOUSTON, TEXAS 77002-2764
TELECOPIER (713) 228-1331 TELEPHONE (713) 226-0600	MAILING ADDRESS: P.O. BOX 4744 HOUSTON, TX 77210-4744

December 22, 2004

Gexa Corp.
20 Greenway Plaza, Suite 600
Houston, TX 7704

Ladies and Gentlemen:

        We have acted as counsel to Gexa Corp., a Texas corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 2,525,917 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), held by or subject to warrants held by the selling shareholders as further described in the Registration Statement.

        We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

        Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that the Shares that have been issued by the Company to the selling shareholders and the Shares to be issued upon exercise of the warrants held by the selling shareholders, when issued pursuant to the terms and conditions specified in the warrant agreements, are duly authorized, validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission promulgated thereunder.

        This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,
/s/ PORTER & HEDGES, L.L.P. PORTER & HEDGES, L.L.P.

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  Exhibit 5.1